Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Provides Estimated Second Quarter Revenue

Company to announce full second quarter results and revised guidance Aug. 4

PROVO, Utah — July 7, 2022 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced estimated second quarter revenue between $557 and $562 million.

“Our second quarter revenue was softer than expected due to extended COVID-related factors in Mainland China, distractions in EMEA related to the ongoing conflict in Russia and Ukraine, and the general global economic downturn that is particularly challenging for developing regions like Latin America,” said Ryan Napierski, Nu Skin president and CEO. “Although we are disappointed in our second quarter results, we are encouraged by growth in our Southeast Asia region and ongoing momentum in the U.S., particularly given the inflationary environment. We are optimistic about our EmpowerMe personalized beauty and wellness strategy with the launch of our first connected beauty device, ageLOC LumiSpa iO, which we anticipate will result in sequential improvements in the back half of the year. We remain confident in the long-term potential of our Nu Vision 2025 strategy and the ongoing transformation of our business to becoming the world’s leading integrated beauty and wellness company.”

Nu Skin Enterprises will release full second-quarter results and provide updated guidance after the market closes on Thursday, Aug. 4, and will host a conference webcast later that day at 5 p.m. ET at ir.nuskin.com. A replay of the webcast will be available at the same location through Aug. 18.

Nu Skin Provides Estimated Second Quarter Revenue	page 2
About Nu Skin Enterprises, Inc.

Nu Skin Enterprises, Inc. (NYSE: NUS) is a global integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform. The company helps people look, feel and live their best with products that combine the best of science, technology and nature. Backed by more than 35 years of scientific research, Nu Skin develops innovative products including Nu Skin® personal care, Pharmanex® nutrition and the ageLOC® anti-aging brand, which includes an award-winning line of beauty device systems. Nu Skin operates in approximately 50 markets worldwide in the Americas, Asia, Europe, Africa and the Pacific. Rhyz Inc. is the company’s strategic investment arm that includes a collection of technology and manufacturing companies to support growth in the core Nu Skin business. Nu Skin is committed to sustainability, including global initiatives such as transitioning to reduced and sustainable packaging for all products by 2030. The Nu Skin Force for Good Foundation also strives to improve children’s health, education and economic circumstances throughout the world. For more information, visit nuskin.com.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management's expectations regarding the company's performance and revenue for the second quarter and the second half of the year, as well as its strategies, business transformation and upcoming product launches.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•	issues that could arise during the company's closing and review/audit procedures, such as the need to make an adjustment to the preliminary numbers;
•	risk that epidemics, including the ongoing COVID-19 pandemic, and other crises could negatively impact our business;
•	adverse publicity related to the company's business, products, industry or any legal actions or complaints by the company's sales force or others;
•
risk that direct selling laws and regulations in any of the company's markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company's business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company's sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties associated with operating in international markets, including Mainland China;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company's business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

Nu Skin Provides Estimated Second Quarter Revenue	page 3
•
regulatory risks associated with the company's products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally, including trade policies and tariffs;
•
the company's future tax-planning initiatives; any prospective or retrospective increases in duties on the company's products imported into the company's markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company's various markets; and

•	continued competitive pressures in the company's markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

# # #

CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577